Exhibit 23.2


October 23, 1997


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 pertaining to the Dividend Reinvestment and Stock Purchase Plan of Data Research Associates, Inc., of our report with respect to DRA Information, Inc. dated
October 25, 1996 included in the Annual Report to Shareholders which is incorporated in the Annual Report on Form 10-K for the year ended September 30, 1996 filed with the Securities and Exchange Commission.


/s/Price Waterhouse
Price Waterhouse